SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2005.

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Pardee Street
Berkeley, California 94710
(Address of principal executive offices)

(510) 845-9535
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-announcement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01- Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURES

     Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 3-Securities and Trading Markets

Item 3.01- Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On April 21, 2005 we received notice from the staff of the American Stock Exchange indicating that we do not meet certain of the Exchange’s continued listing standards as set forth in Section 1003(a)(iii) of the AMEX Company Guide in that we have shareholders equity of less than $6,000,000 and have incurred losses during the last five fiscal years. Accordingly, the staff of the Exchange has determined to proceed with the filing of an application to the Securities and Exchange Commission under Securities Exchange Act Rule 12d-2 to delist BioTime common stock and warrants from the Exchange.

     We have appealed this determination and have requested a hearing before a committee of the Exchange. There can be no assurance that this request for continued listing will be granted.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: April 27, 2005	By	/s/ Steven Seinberg
Chief Financial Officer

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